Exhibit 99.07
Southern Company
Financial Overview
 (In Millions of Dollars)

	Three Months Ended March

	2010	2009	% Change

Consolidated –
Operating Revenues	$4,157	$3,666	13.4%
Earnings Before Income Taxes	747	309	141.5%
Net Income Available to Common	495	126	293.3%

Alabama Power –
Operating Revenues	$1,495	$1,340	11.6%
Earnings Before Income Taxes	335	241	38.9%
Net Income Available to Common	203	146	38.6%

Georgia Power –
Operating Revenues	$1,984	$1,766	12.4%
Earnings Before Income Taxes	335	189	77.4%
Net Income Available to Common	238	122	94.7%

Gulf Power –
Operating Revenues	$357	$284	25.5%
Earnings Before Income Taxes	42	26	64.4%
Net Income Available to Common	25	17	52.9%

Mississippi Power –
Operating Revenues	$284	$269	5.6%
Earnings Before Income Taxes	25	29	-12.1%
Net Income Available to Common	15	18	-15.1%

Southern Power –
Operating Revenues	$256	$232	10.8%
Earnings Before Income Taxes	24	45	-46.3%
Net Income Available to Common	15	28	-46.9%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments.  Certain classifications may be different from final results published in the Form 10-Q.